SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): September 18, 2008

COMMONWEALTH BIOTECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-13467	56-1641133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Biotech Drive

Richmond, Virginia 23235

(Address of principal executive offices)

Registrant’s telephone number, including area code: (804) 648-3820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 18, 2008, the Registrant entered into a Modification, Waiver and Acknowledgement Agreement (the “Agreement”) with 6 institutional investors (the “Investors”). The Registrant and the Investors had previously entered into a subscription agreement and other transaction documents (the “Transaction Documents”) dated at or about December 31, 2007 relating to an aggregate purchase by the Investors of $1,950,000 of principal amount of secured promissory notes (the “Notes”) of the Registrant convertible into shares of the Registrant’s common stock, without par value per share. The Investors also received Class A and Class B warrants exercisable for shares of the Registrant’s common stock (the “Class A Warrants” and the “Class B Warrants,” respectively).

Under the terms of the Agreement, the Registrant and the Investors restructured the terms of the Transaction Documents as follows: (1) the conversion price for every 33% of remaining principal amount of each Investor’s pro rata portion of the Notes was reduced from $2.00 to $0.50, subject to further reduction as described in the transaction documents; (2) all interest accrued through March 31, 2008 on the Notes shall be paid at a rate of 10% in shares of the Registrant’s common stock and all interest further accrued between April 1, 2008 and June 30, 2008 on the Notes shall be paid at the rate of 12% in shares of the Registrant’s common stock; and (3) the exercise price of the Class A Warrants was reduced from $2.85 to $0.71 per share, and the exercise price of the Class B Warrants was reduced from $5.00 to $1.01 per share, subject to further reduction as described in the Transaction Documents.

Copies of the Transaction Documents were filed as exhibits to the Registrant’s Current Report on Form 8-K dated January 8, 2008.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of businesses acquired.

Not Applicable.

(b) Pro forma financial information.

Not Applicable.

(c) Shell company transactions.

Not Applicable.

(d) Exhibits.

10.1	Modification, Waiver and Acknowledgement Agreement dated September 18, 2008

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMONWEALTH BIOTECHNOLOGIES, INC.

By:	/s/ Richard J. Freer, Ph.D.
Richard J. Freer, Ph.D.
Chief Operating Officer

Dated: September 24, 2008

EXHIBIT INDEX

Number	Description of Exhibit
10.1	Modification, Waiver and Acknowledgement Agreement dated September 18, 2008